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                                                                   EXHIBIT 10.3


                           OFFICER INCENTIVE PROGRAM

PURPOSE: To provide an incentive to officers based on goals consistent with the goals of the shareholders. To compensate officers for exceptional performance as measured by increases in operating income.

TERM: This plan will be in effect for calendar years 1997 and 1998. For years after 1998, the plan may be extended, modified or discontinued.

ELIGIBILITY: CEO, CFO and VP of Product Development who are employed from January 15 of the applicable year until the date of payment(s).

MODIFICATIONS: The Board of Directors reserve the right (at its sole discretion) to modify or amend at any time.

BASIS OF DETERMINING POOL: Percentage of operating income after deducting the expense of the incentive as per the following schedule:


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      Percentage Increase in Operating Income                Percentage of Net Income Used For Computing Pool
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
                         10%-29%                                                        0%
                         30%-39%                                                      1.5%
                         40%-49%                                                        3%
                         50%-59%                                                      3.6%
                         60%-69%                                                      4.2%
                         70%-79%                                                      4.8%
                         80%-99%                                                      5.4%
                       100% & above                                                     6%



ALLOCATION OF POOL: The pool will allocated to eligible participants(EPP) under the following formula. EPP = (EW/TW) times P. EW equals wages actually earned by eligible participant. TW equals the total of wages actually earned by all eligible participant. P equals the total pool.

MAXIMUM INCENTIVE: The maximum incentive paid to an individual for any year will not exceed 100% of the individual base pay for that year

PAYMENT: An amount equal to 50% of the estimated pool will be paid on or before November 15 of the plan year. The CFO and the Compensation Committee of the Board of Directors will determine the basis for computing this estimate. Final payment will be made within 30 days of the delivery of the audited financial statements. Radio Systems Corporation has the right to modify the form and timing on any payment for any eligible participant.

PAY INCREASES: Future pay (pay scale) increases will be based on "Cost of Living" adjustments. Exceptions will be made for significant change in duties and the normal progression through existing time and skill grades.

ACQUISITIONS: The inclusion or exclusion of operating income and personnel as a result of an acquisition will determined by the Board of Directors on situation by situation basis.

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SPECIAL RULES:

- Any employee whose employment is terminated for any reason prior to payment will lose any interest in the pool.
- Neither short nor long term disability will disqualify an employee from participating. As in all cases, the disabled, employee's share will be computed only on wages earned.
- Any employee on extended leave under the "Family & Medical Leave Act of 1993" will not be disqualified because of the leave.
- Any special situation not covered under the foregoing will be decided by the Compensation Committee of the Board of Directors.

DISCLAIMER:

THIS INCENTIVE PROGRAM SHALL NEITHER BE DEEMED TO CONSTITUTE A CONTRACT BETWEEN RADIO SYSTEMS CORPORATION AND ANY EMPLOYEE' NOR TO BE CONSIDERATION NOR AN INDUCEMENT FOR THE EMPLOYMENT OF ANY EMPLOYEE. NOTHING CONTAINED IN THIS INCENTIVE PROGRAM SHALL BE DEEMED TO PROVIDE ANY EMPLOYEE THE RIGHT TO BE RETAINED IN THE SERVICE OF RADIO SYSTEMS CORPORATION NOR TO INTERFERE WITH THE RIGHT OF RADIO SYSTEMS CORPORATION TO DISCHARGE ANY PARTICIPANT OR OTHER EMPLOYEE AT ANY TIME REGARDLESS OF THE EFFECT WHICH SUCH DISCHARGE SHALL HAVE UPON SUCH PERSON AS A PARTICIPANT IN THE INCENTIVE PROGRAM. THIS INCENTIVE PROGRAM SHALL NOT BE DEEMED TO GIVE RADIO SYSTEMS CORPORATION THE RIGHT TO REQUIRE ANY EMPLOYEE TO REMAIN IN THE EMPLOY OF RADIO SYSTEMS CORPORATION OR TO RESTRICT ANY SUCH PERSON 'S RIGHT TO TERMINATE HIS (HER) EMPLOYMENT AT ANY TIME.

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